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                                                                EXHIBIT 10.20

                    INVESTOR RELATIONS CONSULTING AGREEMENT
                    ---------------------------------------


     This INVESTOR RELATIONS CONSULTING AGREEMENT (this "Agreement") is made as of May 20, 1997 by and between ZMAX Corporation, a Nevada corporation (the "Company"), and Investor Communications Company, LLC, a Maryland limited liability company (the "Consultant").

                                    RECITALS

     The Consultant is in the business of providing certain consulting and educational services to companies in connection with investor relations and communications.

       The Company desires to engage the Consultant to provide it and its affiliates with such services on the terms and conditions set forth in this Agreement.

                                   AGREEMENT

     1.   Engagement of Consultant.  The Company agrees to engage the
          ------------------------
Consultant, and the Consultant accepts such engagement by the Company, on the terms and conditions set forth in this Agreement.

     2.   Investor Relations Services.
          ---------------------------

     2.1  Services.  The Consultant agrees to perform for the Company and its
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affiliates certain investor relations services, including providing stock price information upon request, responding to investor, potential investor, and broker inquiries, developing logos, other corporate identity materials, and investor communications materials, monitoring and notifying the Company of any articles or releases in the press regarding the Company and its affiliates or the "Year 2000" date conversion business and/or issues generally, and providing other information and assistance as requested by the Company or its affiliates from time to time (the "Services"). The Consultant will not, without the express prior consent of the Company, contact on behalf of the Company or any affiliate, or provide any information regarding the Company or any affiliate to any individuals connected in any manner, directly or indirectly, to the financial media or the national press. The Consultant will report to the President of the Company any and all requests for information regarding the Company or any affiliate from the media and will not provide any responses to such requests other than offering no comment, except as otherwise directed by the Company.
The Consultant agrees to devote such time as is necessary for satisfactory completion of the work required to perform the Services and to ensure that only the most recent and accurate information as provided by the Company and/or its affiliates or made available to the Consultant is used in performing the Services. Consultant will at all times perform the Services to the best of Consultant's abilities and in a professional and workmanlike manner.

     2.2  Company Approval.  The Consultant agrees that any and all educational
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material and any releases regarding the Company or any affiliate (collectively
"Releases") are subject to the prior review and approval of the Company in its sole discretion. The Consultant shall submit a final draft of any Release to the attention of the Company's President as well as a copy of such final draft to counsel for the Company as soon as practicable prior to the anticipated date of distribution of such
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Release.  The Company will use reasonable efforts to notify the Consultant of its acceptance or rejection of each Release, provided, however that if the
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Company does not contact the Consultant prior to the proposed date of distribution of the Release, such Release will be deemed rejected and may not be used, published or disseminated by the Consultant in any way.

     2.3  Ownership of Company Materials.  The Consultant agrees that any and
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all materials, including without limitation, Releases (in draft or final), any logo, other corporate identity materials, investor marketing materials, and all other information compiled, created or developed by the Consultant pursuant to this Agreement and/or that include or make any reference to the name or business of the Company or of any affiliate (collectively "Company Materials") are works made for hire and shall be the sole and exclusive property of the Company, and the Consultant hereby irrevocably assigns, and agrees to assign, to the Company all right, title and interest that Consultant may have in and to all such Company Materials. The Consultant agrees to execute any and all further documents, agreements, instruments, certificates, and other writings to effect any such assignment and to otherwise cooperate with the Company to protect and assure the Company's right, title and interest in all such Company Materials.

     2.4  Consultation and Reporting.  The Consultant will make a representative
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of the Consultant available at the request of the Company to (i) attend any meeting of the Board of Directors of the Company, (ii) consult with the members of the Board of Directors, officers of the Company and/or counsel to the Company, and (iii) provide written reports regarding any matter or the Consultant's general performance under this Agreement as reasonably requested by the Company.

     3.   Compensation.
          ------------

     3.1  Amount and Payment.  In consideration of the Services performed by the
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Consultant, the Company will pay the Consultant compensation on a fee for service basis in the amounts and at such times as set forth on Exhibit A.  Any
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increase in any amount of compensation must have the prior written approval of the President of the Company and will be documented by both parties signing an amended Exhibit A that will be attached to this Agreement.
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     3.2  Affiliate Specific Service Fee.  The parties contemplate that the
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Company may request, from time to time, that the Consultant prepare or provide corporate brochures, technical writing assistance, logo design, direct routing e-mail set up and other Services specifically for an affiliate of the Company and not in combination with Services being provided to the Company or the preparation of Company materials ("Affiliate Specific Services"). The Consultant and the Company will agree in advance on the fees to be paid to the Consultant for the Affiliate Specific Services, which fees will be payable within 30 days of receipt of the Consultant's invoice for such amounts, together with reasonable supporting documentation therefor.

     3.3  Expenses.  Unless specifically authorized in writing by the President
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of the Company, the Consultant shall bear all of his own expenses incurred in performing the Services and Affiliate Specific Services, including, without limitation, rent, management, clerical help, general overhead and internal costs, supplies and similar expenses. The Company will authorize only reimbursement of reasonable out-of-pocket expenses for charges incurred by the Consultant on behalf of the Company, including, without limitation, long distance telephone charges, large job fax dissemination charges, cellular phone charges, website fees, printing or special job copying fees, and costs and expenses incurred by the Consultant in connection with coach travel more than 50 miles from the

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Consultant's principal offices and entertainment which is necessary to perform the Services and the Affiliate Specific Services. All costs and expenses in excess of $250 and all costs and expenses associated with travel and entertainment must be pre-approved in writing by the President of the Company in order to be reimbursable to the Consultant by the Company. All expenses will be paid by the Company within 30 days of receipt of the Consultant's invoice for such amounts, together with reasonable supporting documentation therefor.

     4.   Representations and Warranties.
          ------------------------------

     4.1  Ability of Consultant.  The Consultant represents and warrants that it
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has the ability to carry out the obligations assumed by it under this Agreement and has obtained and will maintain in good standing all required permits, licenses and regulatory approvals necessary or advisable in order to carry out the Services.

     4.2  Compliance.  The Consultant represents and warrants that the
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Consultant's performance of this Agreement in accordance with its terms will not breach any obligation by which Consultant is bound or be in violation of any applicable law, rule or regulation, and that Consultant will comply with all such applicable laws, rules and regulations, including without limitation all applicable securities laws.

     4.3  No Other Agreements.  The Consultant agrees not to enter into any
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agreement that will conflict with this Agreement or prevent the Consultant's good faith performance of the terms hereof.

     5.  Confidentiality.
         ---------------

     5.1 The Company and the Consultant acknowledge that the Company may disclose to the Consultant certain confidential information of the Company or its affiliates ("Confidential Information") as the Company, in its sole discretion, determines is necessary to assist the Consultant in the performance of the Services. Such Confidential Information may include, without limitation, financial information and data such as budgets, pricing, accounting, financial projections or sources of financing, business plans and opportunities, project descriptions, market or marketing information, technical or product information, personnel information, information on suppliers, customers, clients, or other actual or prospective business relationships, including potential investors, information regarding property, methods of operation, and any other information disclosed to the Consultant by the Company or any affiliate of the Company. In addition, any information disclosed to the Company by a third party which the Company is required to keep confidential is included within the meaning of Confidential Information. For purposes of this Agreement, any information which, directly or indirectly, is derived from or developed by the Consultant (either solely or jointly with others at the Company or at any affiliate of the Company) using any Confidential Information, or on behalf of the Company or any affiliate, shall be included within the meaning of Confidential Information.
The Consultant acknowledges and agrees that the Confidential Information represents confidential and proprietary information of the Company, and that the Company derives significant benefit and goodwill from, among other things, the Company and its consultants keeping such information confidential. It is understood that such Confidential Information will remain the sole and exclusive property of the Company, and that the Consultant will have no interest therein or rights with respect thereto.

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     5.2  The Consultant agrees that it will hold the Confidential Information in strict confidence and will not use, reproduce, disclose or otherwise disseminate the Confidential Information for the Consultant's own benefit or for the benefit of others, or for any purpose other than performance of the Services in accordance with the terms of this Agreement. The Consultant further agrees not to take any action causing, or fail to take the action necessary in order to prevent, any Confidential Information disclosed to or developed by the Consultant to lose its character, or cease to qualify, as Confidential Information.

     5.3 The Consultant may disclose Confidential Information as necessary to such employees or agents (collectively, "Representatives") of Consultant (i) who require such information in order to assist the Consultant directly in performing the Services and only to the extent of such requirement, and (ii) whom Consultant has informed of the confidentiality, non-disclosure and exclusivity obligations of this Agreement. The Consultant will diligently monitor and enforce each such Representative's compliance with the terms of this Agreement, and, upon the request of the Company, will promptly furnish to the Company a list of all individuals who have had access to the Confidential Information. Notwithstanding the foregoing, the Consultant agrees to be responsible for any breach of this Agreement by any of the Consultant's Representatives.

     5.4 It is understood, and the Consultant agrees, that the obligations imposed under this Section 5 will survive the termination, for any reason whatsoever, of this Agreement.

     6.   Exclusivity.
          -----------

     6.1 The Consultant agrees that because of the confidential and sensitive nature of the Confidential Information and the access to and special knowledge of affairs and operations of the Company and its affiliates that the Consultant and/or its Representatives will have as a result of its relationship with the Company under this Agreement, the Consultant will not (except with the prior written consent of the Company), during the term of this Agreement, engage, directly or indirectly, on the Consultant's own behalf or in the service of or on behalf of others, in any work or services similar to the Services for any enterprise or entity engaged in the Year 2000 date conversion business. The Company and the Consultant hereby acknowledge and agree that the Consultant's compliance with this provision would not prevent the Consultant from earning a reasonable livelihood since the Consultant's experience and capabilities are such that the Consultant is able to engage in business activities that are not restricted by this Agreement.

     7.   Relationship of the Parties.  The Company and the Consultant
          ---------------------------
acknowledge and agree that Consultant is an independent contractor, and that this Agreement does not constitute or appoint Consultant as a partner, employee or agent of the Company and that the Consultant has no authority to bind the Company in any way.

     8.   Indemnification.
          ---------------

     8.1  Indemnification By Consultant.  The Consultant agrees to indemnify the
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Company from and hold it harmless against any loss, liability, damage, action, cause of action, cost or expense (including, without limitation, all attorneys' fees) arising out of: (i) any unauthorized act or omission of the Consultant which may be determined to be binding upon the Company; (ii) any breach by the Consultant or its Representatives of any of the provisions of this Agreement; or
(iii) the gross negligence, recklessness or willful misconduct of the Consultant or any of its Representatives.

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     8.2  Indemnification by Company.  The Company agrees to indemnify the
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Consultant from and hold it harmless against any loss, liability, damage, action, cause of action, cost or expense (including, without limitation, all attorneys' fees) incurred by the Consultant arising out of a claim against the Consultant regarding information given to the Consultant by the Company that is determined to be incorrect due to the gross negligence or willful misconduct of the Company.

     9.   Remedies.  By virtue of the duties, responsibilities and special
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knowledge of the affairs and operations of the Company that the Consultant will have as a result of its relationship with the Company under this Agreement, the Consultant acknowledges that great loss and irreparable harm would be suffered by the Company if the Consultant or any of its Representatives should breach or violate any of the covenants contained in this Agreement, and that money damages alone would be an inadequate remedy for such loss and harm. The parties agree that each such covenant is reasonable and necessary to protect the interests of the Company. Therefore, the Company will be entitled, in addition to any other remedies available at law or in equity, to equitable relief in the form of a restraining order, injunction, and any other similar remedy in order to prevent a breach or threatened breach of the provisions of this Agreement, without the need to post a bond or other security. The existence of any claim of the Consultant against the Company shall not constitute a defense to the enforcement by the Company of the covenants contained in this Agreement.

     10.    Term; Renewal and Termination
            -----------------------------

     10.1 This Agreement will commence as of the date set forth above and remain in effect until May 19, 1998, unless sooner terminated in accordance with this Section 10. The parties may extend the term of this Agreement for additional one-year periods by providing written notice and mutually agreeing upon the renewal of this Agreement prior to any expiration of this Agreement. Any changes to this Agreement upon renewal will be documented in writing and signed by an authorized representative of each of the parties.

     10.2 Either party may terminate this Agreement at any time prior to its expiration by giving not less than 30 days prior written notice to the other party.

     10.3 Notwithstanding the above, the Company may terminate this Agreement immediately for: (i) fraud, dishonesty, gross negligence or willful misconduct by the Consultant or any of its Representatives in connection with the performance of the Services; (ii) failure by the Consultant to perform any covenant or obligation under this Agreement that is not cured to the Company's satisfaction within 5 days of notice to the Consultant identifying the failure;
(iii) breach by the Consultant or any of its Representatives of any other obligation under this Agreement; or (iv) conviction of the Consultant of a crime punishable by imprisonment.

     10.4 Upon expiration or termination of this Agreement, all rights and obligations of the parties towards each other shall cease and terminate, except that (i) the Company shall promptly pay to the Consultant all accrued fees and expenses due under the terms of this Agreement to the Consultant through the date of termination, and (ii) the provisions of Sections 5, 8, 9, and 10 of this Agreement shall survive the expiration or termination, for any reason whatsoever, of this Agreement. Upon expiration or termination of this Agreement, the Consultant will promptly return to the Company any and all Confidential Information, Company Materials, drafts, Releases, and any other materials and information and all copies thereof, in whatever form, to the Company and deliver to

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the Company a certificate executed by an authorized representative of the
Consultant certifying that all such items in the Consultant's possession have been delivered to the Company.

     11.  Notices.  Any notices required or permitted under this Agreement shall
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be in writing and delivered in person, sent by facsimile, or sent by registered or certified mail, return receipt requested, with proper postage affixed, to a party at the following address, or any notified change thereto:

     If to the Company:     ZMAX Corporation
                            20251 Century Boulevard
                            Germantown, Maryland 20874
                            Telephone: (301) 353-9500
                            Fax: (301) 353-9501

                            Attention: President

     If to the Consultant:  Investor Communications Company, LLC
                            4520 East West Highway
                            Suite 106
                            Bethesda, Maryland 20814
                            Telephone: (301) 215-6343
                            Fax: (301) 215-6347

                            Attention: Mark Elenowitz

All notices will be effective upon receipt or refusal of receipt.

     12.  Assignment.  This Agreement, and the rights and obligations of the
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Company under the provisions hereof, may not be assigned by either party hereto, except that the Company may assign this Agreement to any successor in interest of the Company, whether by merger, consolidation or otherwise. This Agreement will inure to the benefit of, will be binding upon, and will be enforceable by the parties hereto and any assignee of the Company. This Agreement and the rights and obligations of the Consultant under the provisions hereof are personal to the Consultant and may not be assigned by the Consultant.

     13.  Severability.  The invalidity or unenforceability of any provision of
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this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and this Agreement shall be construed and carried out as nearly as possible according to its original terms and intent.

     14.  Waiver.  The failure or delay of either party to exercise any of the
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rights or remedies provided herein will not operate as a waiver thereof; nor will any waiver by either party of any breach of this Agreement operate as a waiver of any other or subsequent breach. No provision of this Agreement may be waived except in a writing signed by the party granting such waiver.

     15.  Governing Law.  This Agreement and all amendments, modifications,
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alterations or supplements hereto shall be governed by, and construed in accordance with, the laws applicable in the State of Maryland, without reference to the principles thereof regarding conflicts of law. Each of the

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parties hereto agrees to submit to the jurisdiction of the state courts and, to the extent jurisdiction can be obtained, U.S. federal district courts sitting in the State of Maryland.

     16.  Entire Agreement; Amendment.  This Agreement and all Exhibits and
          ---------------------------
supplements attached hereto constitute the entire and exclusive understanding and agreement of the parties regarding the subject matter addressed herein. No amendment or modification of this Agreement will be valid or binding upon the parties unless made in writing and signed by both parties hereto. All prior understandings and agreements, whether written or oral, relating to the subject matter of this Agreement, including, without limitation, the ICC Agreement, are hereby expressly terminated.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


INVESTOR COMMUNICATIONS COMPANY        ZMAX CORPORATION

By:  /s/ Mark Elenowitz                By:  /s/ Michael C. Higgins
     --------------------------           ----------------------------
     Mark Elenowitz                         Michael C. Higgins
     President                              President

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                                   Exhibit A
                                   ---------

                                  Fee Schedule
                                  ------------


     From May 20, 1996 through August 20, 1996 the fee for the Services will be $10,000 per month, payable on or before the 10th business day of each month. The fee will be prorated for any partial month during this period. Thereafter the fee for the Services will be such amount as may be agreed to by the parties and documented by an amendment to this Exhibit A signed by both parties.

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